UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of Report : October 31, 2005

Date of earliest event being reported : October 28, 2005

IPALCO ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-8644

Indiana	35-1575582
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Monument Circle
Indianapolis, Indiana    46204
(Address of principal executive offices, including zip code)

(317) 261-8261
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Cautionary Note Regarding Forward-Looking Statements

This Report on Form 8-K includes ``forward-looking statements.'' Forward-looking statements express an expectation or belief and contain a projection, plan or assumption with regard to, among other things, our future revenues, income or capital structure. Such statements of future events or performance are not guarantees of future performance and involve estimates, assumptions and uncertainties. The words "could," "may," "predict," "anticipate," "would," "believe," "estimate," "expect," "forecast," "project," "objective" and similar expressions are intended to identify forward-looking statements. Some important factors that could cause our actual results or outcomes to differ materially from those discussed in the forward- looking statements include, but are not limited to regulatory action, weather and weather related damage, generating unit availability and capacity, unanticipated maintenance and capital expenditures and issues related to our participation in the Midwest Independent Transmission System Operators. Please refer to IPALCO's most recently filed Report on Form 10-Q for a listing of additional factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements. IPL undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01. Other Events

IPL and the Indiana Office of Utility Consumer Counselor ("OUCC") have reached an agreement to resolve certain Fuel Adjustment Charge allocation issues previously raised by the OUCC, including the treatment of IPL's alternative regulation program (Elect Plan) through the balance of its expiration at the end of 2006. The parties have also agreed to enter into good faith discussions regarding a new alternative regulation program to replace the Elect Plan upon its expiration and the potential filing of new depreciation rates. IPL is phasing out new offers and renewals under the Elect Plan and beginning August 2005, will voluntarily treat Elect Plan revenues in excess of fuel and program costs as jurisdictional revenue for purposes of the authorized annual jurisdictional net operating income determination. IPL will also seek regulatory approval to provide a one-time energy assistance credit to residential customers, payable in January 2006, of $25 per customer (for approximately $10 million in the aggregate).  IPL will accrue the liability for the credit in the fourth quarter, 2005.

IPL's authorized annual jurisdictional net operating income, for purposes of the quarterly operating income tests, is $163 million, as established in IPL's last base rate case, plus additional returns authorized in the Environmental Compliance Cost Recovery Adjustment filings of $12.7 million, as of IPL's most recent quarterly measurement date on July 31, 2005. We do not anticipate our rolling annual jurisdictional retail electric operating income to be greater than the authorized annual jurisdictional net operating income for the final 2005 measurement period in October. However, we are likely to exceed the authorized annual jurisdictional net operating income in future measurement periods. As of July 31, 2005, IPL had a cumulative net operating income deficiency (calculated by summing the quarterly measurement period annual results from the date of the last rate order) of approximately $774 million which can be used as an offset when net operating income in a measurement period exceeds authorized annual jurisdictional net operating income. Because of the deficiency, IPL can, for a period of time, earn above the authorized annual electric jurisdictional retail net operating income without being required to make customer refunds.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2005

IPALCO ENTERPRISES, INC.

By /s/ Frank Marino

Name: Frank Marino

Title: Vice President and Chief Financial Officer